UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 30, 2010
FRANKLIN CREDIT HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-17771	26-3104776

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street, 25th Floor Jersey City, New Jersey	07302

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 604-1800
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
This Form 8-K/A amends the Current Report on Form 8-K filed by the Registrant on August 5, 2010, regarding the entry by its subsidiary, Franklin Credit Management Corporation (“FCMC”), into an amended and restated servicing agreement (the “New Trust Servicing Agreement”) with the Franklin Mortgage Asset Trust 2009-A (“Trust”), dated and effective as of August 1, 2010, to replace the servicing agreement that had been entered into with the Trust as part of the March 31, 2009 restructuring with The Huntington National Bank.
The sole purpose of this Form 8-K/A is to file copies of certain schedules to the New Trust Servicing Agreement that were omitted from the previous filing thereof and to indicate that certain information contained in such schedules has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. A copy of the New Trust Servicing Agreement is being furnished as an exhibit to this Form 8-K/A and is incorporated by reference into this Item 1.01.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
No.	Description

10.1
Amended and Restated Servicing Agreement, entered into on August 1, 2010, by and between Franklin Mortgage Asset Trust 2009-A, as Owner, and Franklin Credit Management Corporation, as Servicer (portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission)

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2010	Franklin Credit Holding Corporation
	By:	/s/ Kevin P. Gildea
Kevin P. Gildea
		Title:	Chief Legal Officer and Secretary